UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 28, 2022

American Virtual Cloud Technologies, Inc.

(Exact Name of registrant as Specified in Charter)

Delaware	001-38167	81-2402421
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1720 Peachtree Street, Suite 629 Atlanta, GA	30309
(Address of principal executive offices)	(Zip code)

(404) 239-2863

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AVCT	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	AVCTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 1, 2022, American Virtual Cloud Technologies, Inc. (the “Company”) consummated the initial closing (the “Initial Closing”) of the transactions contemplated by the securities purchase agreement, dated as of February 28, 2022 (the “Purchase Agreement”), between the Company and the buyer set forth on the signature page thereto (the “Buyer”), as described in the Current Report on Form 8-K filed by the company on February 28, 2022 (the “Prior 8-K”).

At the Initial Closing, the Company issued to the Buyer (i) 16,125 shares (the “Preferred Shares”) of the Company’s Series B convertible preferred stock (the “Series B Preferred”) with a stated value of $1,000 per share, initially convertible into up to 16,125,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a conversion price of $1.00 per share, and (ii) a warrant (the “Warrant”) initially exercisable to purchase up to 16,125,000 shares of Common Stock, in a registered direct offering. The aggregate purchase price paid for the Preferred Shares and the Warrant at the Initial Closing was $15,000,000.

Pursuant to the Purchase Agreement, an additional 5,375 Preferred Shares may be issued and sold in one or more subsequent closings (each, an “Additional Closing”), in each case subject to certain closing conditions, as described in the Prior 8-K.

Pursuant to the Certificate of Designations of the Series B Preferred (the “Certificate of Designation”), the Series B Preferred is convertible into Common Stock at the election of the holder at any time at an initial conversion price of $1.00 (the “Conversion Price”). The Conversion Price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment, on a “full ratchet” basis, in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for, Common Stock at a price below the then-applicable Conversion Price (subject to certain exceptions). The Company will be required to redeem the Preferred Shares in 12 equal monthly installments, commencing on April 1, 2022. Subject to certain conditions, including certain equity conditions, the Company may redeem the applicable number of Preferred Shares on each monthly redemption date either in cash, shares of Common Stock or a combination. The number of shares used to redeem any Preferred Shares in such event would be calculated as 88% of the lowest daily volume weighted average price of the Common Stock during the eight trading days immediately prior to the payment date. No dividends are payable on the Series B Preferred, except that holders of Preferred Shares would be entitled to receive any dividends paid on account of the Common Stock, on an as-converted basis, and if a “Triggering Event” (as defined in the Certificate of Designations) occurs and is continuing, dividends will accrue on each Preferred Share at a rate of 15% per annum. The holders of Preferred Shares have no voting rights on account of the Series B Preferred, other than with respect to certain matters affecting the rights of the Series B Preferred.

The Warrant has an exercise price of $1.00 per share, subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment, on a “full ratchet” basis, in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for, Common Stock at a price below the then-applicable exercise price (subject to certain exceptions). If additional Preferred Shares are sold at one or more Additional Closings, the Warrant will automatically adjust such that they are exercisable for, in the aggregate, the total number of shares of Common Stock into which all Preferred Shares sold pursuant to the Agreement are convertible. The Warrant will be exercisable commencing on the date of issuance, and will expire five years from the date of the receipt of Stockholder Approval (as defined below).

Pursuant to the Purchase Agreement, the Company agreed to seek the approval of its stockholders for the issuance of all securities to be issued pursuant to the Purchase Agreement, in compliance with the rules of the Nasdaq Capital Market (the “Stockholder Approval”). In connection with such agreement, the Company entered into voting agreements (the “Voting Agreements”) with each of Navigation Capital Partners SOF I, LLC (and an affiliated entity), Pensare Sponsor Group, LLC and Ribbon Communications Inc., each of which is a significant stockholder of the Company  (each, a “Stockholder”). Pursuant to the Voting Agreements, each Stockholder has agreed, with respect to all of the voting securities of the Company that such Stockholder beneficially owns as of the date thereof or thereafter, to vote in favor of the Stockholder Approval.

The foregoing summaries provide only a brief description of the Series B Preferred, the Warrant and the Voting Agreements. The summaries do not purport to be complete and are qualified in their entireties by the full text of such documents, copies of which are attached as Exhibits 4.1, 4.2 and 10.1, respectively, and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On March 1, 2022, all amounts outstanding under the Credit Agreement, dated December 2, 2021, among the Company, Monroe Capital Management Advisors, LLC and the lenders party thereto were paid in full and such Credit Agreement was terminated.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 28, 2022, the Company filed the Certificate of Designation with the Secretary of State of the State of Delaware, setting forth the terms, rights, obligations and preferences of the Series B Preferred. The Certificate of Designation became effective with the Secretary of State of the State of Delaware upon filing. The information disclosed in Item 1.01 of this Current Report on Form 8-K regarding the terms of the Series B Preferred is incorporated herein by reference. Also, on February 28, 2022, the Company filed a Certificate of Elimination (the “Certificate of Elimination”) with the Secretary of State of the State of Delaware with respect to the Series A Convertible Preferred Stock issued by the Company in December 2021, as no shares of the Series A Convertible Preferred Stock remained outstanding.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit
4.1	Certificate of Designation of Series B Convertible Preferred Stock
4.2	Warrant Issued March 1, 2022
4.3	Certificate of Elimination of Series A Convertible Preferred Stock
10.1	Form of Voting Agreement (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by the Company on February 28, 2022)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN VIRTUAL CLOUD TECHNOLOGIES, INC.

By:	/s/ Thomas H. King
	Name:	Thomas H. King
	Title:	Chief Financial Officer

Date: March 2, 2022

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